EXHIBIT 4.131

EXECUTION COPY

AMENDMENT NO. 8

TO NOTE PURCHASE AGREEMENT

Dated as of March 22, 2005

This AMENDMENT NO. 8 TO NOTE PURCHASE AGREEMENT, dated as of March 22, 2005 (this “Amendment”) is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), the entities party hereto as Conduit Purchasers (the “Conduit Purchasers”), the entities party hereto as Committed Purchasers (the “Committed Purchasers”), the entities party hereto as Managing Agents (the “Managing Agents”), and DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC (the “Administrative Agent”).

RECITALS:

A.      RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Bank One, NA, as administrative agent, entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001; by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002; by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002; by that certain Addendum to Note Purchase Agreement, dated as of August 15, 2002; by that certain Amendment No. 4 to Note Purchase Agreement, dated as of December 12, 2002; by that certain Amendment No. 5 to Note Purchase Agreement, dated as of March 18, 2003; by that certain Amendment No. 6 to Note Purchase Agreement, dated as of December 10, 2003; and by that certain Amendment No. 7 to Note Purchase Agreement, dated as of March 24, 2004 (the “Note Purchase Agreement”).

B.      RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001; by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002; by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002; by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002; by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002; by that certain Amendment No. 6 to Series 2000-1 Supplement, dated as of December 12, 2002; by that certain Amendment No. 7 to the Series 2000-1 Supplement, dated as of March 18, 2003; by that certain Amendment No. 8 to the Series 2000-1 Supplement, dated as of December 10, 2003; by that certain Amendment No. 9 to the Series 2000-1 Supplement, dated as of March 24, 2004; and by that certain Amendment No. 10 to Series 2000-1 Supplement, dated as of May 5, 2004 (the “Supplement”).

C.      Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 11 to the Supplement (such amendment, together with this Amendment, the “Series 2000-1 Amendments”).

D.      The parties hereto wish to amend the Note Purchase Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

a.       “Amendment Effective Date” means the later of (i) March 30, 2005 and (ii) the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 3 hereof, have been satisfied.

2.       Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

a.       The following definitions in Section 1.01 of the Note Purchase Agreement are hereby amended in their entirety to read as follows:

“Expiration Date” means March 28, 2006, as such date may be extended by agreement in writing of the parties hereto.

“Ownership Group” means each of the following groups of Note Purchasers:

(i)         The Bank of Nova Scotia (“BNS”), Deutsche Bank, AG, acting through its New York Branch (“Deutsche Bank”), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS’s Affiliates (the “BNS Ownership Group”).

(ii)         Dresdner Bank AG (“Dresdner AG”), Beethoven Funding Corporation, and any other Conduit Purchaser administered by Dresdner AG or any of Dresdner AG’s Affiliates (the “Dresdner Ownership Group”).

(iii)        ABN AMRO Bank N.V. (“ABN”), Amsterdam Funding Corporation, and any other Conduit Purchaser administered by ABN or any of ABN’s Affiliates (the “ABN Ownership Group”).

(iv)        JPMorgan Chase Bank, National Association (“JPMorgan”), Delaware Funding Company, LLC, and any other Conduit Purchaser administered by JPMorgan or any of JPMorgan’s Affiliates (the “JPMorgan Ownership Group”).

(v)        BNP Paribas, New York Branch (“BNP Paribas”), Starbird Funding Corporation, and any other Conduit Purchaser administered by BNP Paribas or any of BNP Paribas’s Affiliates (the “BNP Paribas Ownership Group”).

(vi)        Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an “Additional Ownership Group”).

By way of example and for avoidance of doubt, each of the BNS Ownership Group, the Dresdner Ownership Group, the ABN Ownership Group, the JPMorgan Ownership Group, the BNP Paribas Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

b.       Section 1.01 of the Note Purchase Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“BNP Paribas” has the meaning specified in the definition of Ownership Group.

“BNP Paribas Ownership Group” has the meaning specified in the definition of Ownership Group.

c.       Schedule I to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule I attached hereto as Exhibit A.

d.       Schedule II to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule II attached hereto as Exhibit B.

e.       Schedule III to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule III attached hereto as Exhibit C.

3.       Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

a.       The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments signed by the parties thereto and the Administrative Agent’s Fee Letter signed by RCFC. The Administrative Agent shall have received payment of the fee required to be paid pursuant to such Administrative Agent’s Fee Letter.

b.       Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

c.       The Administrative Agent and the Managing Agents shall have received copies of (i) the Certificate of Incorporation and the By-Laws of RCFC, DTAG and DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc. (“DTG Operations”), (ii) the board of directors resolutions of RCFC, DTAG and DTG Operations with respect to the transactions contemplated by the Series 2000-1 Amendments, and (iii) incumbency certificate of RCFC, DTAG and DTG Operations, each certified by appropriate corporate authorities.

d.       Counsel to RCFC, DTAG and DTG Operations shall have delivered to the Managing Agents favorable opinions, dated the Amendment Effective Date and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

e.       Special New York counsel to RCFC, DTAG and DTG Operations shall have delivered favorable opinions, dated the Amendment Effective Date and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

f.        The Administrative Agent and the Managing Agents shall have received counterparts of the Fee Letter dated the Amendment Effective Date or a date prior thereto and signed by the parties thereto. Each Managing Agent shall have received payment of the fees required to be paid pursuant to such Fee Letter.

g.       All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

h.       No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

i.        The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as they may reasonably request.

4.       Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

a.       The performance of RCFC’s obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the “Amended Series Documents”), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

b.       No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of the Series 2000-1 Amendments by RCFC or the consummation by RCFC of the transactions contemplated thereby or by the Amended Series Documents.

c.       Each of the Series 2000-1 Amendments has been duly authorized, executed and delivered by RCFC, and the Series 2000-1 Amendments and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

d.       There is no pending or, to RCFC’s knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Series 2000-1 Amendments or any Amended Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

5.       Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this Amendment:

a.       The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

b.       No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment or the consummation by DTAG of the transactions contemplated hereby or thereby or by the Amended Series Documents to which it is a party.

c.       This Amendment has been duly authorized, executed and delivered by DTAG and this Amendment and the Amended Series Documents to which it is a party are the valid and legally binding obligations of DTAG, enforceable against DTAG in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

d.       There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

6.	Reference to and Effect on Note Purchase Agreement.

a.       Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to “the Note Purchase Agreement”, “the Series 2000-1 Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

b.       Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

c.       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

7.       Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.       Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.       Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

RENTAL CAR FINANCE CORP., as Seller

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

Amendment No. 8 to NPA

BEETHOVEN FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

DRESDNER BANK AG, as a Committed Purchaser and as the Managing Agent for the Dresdner Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC, as Administrative Agent

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

LIBERTY STREET FUNDING CORP., as a Conduit Purchaser

By: _____________________________________

Name:

Title:

Amendment No. 8 to NPA

THE BANK OF NOVA SCOTIA, as a Committed Purchaser and as the Managing Agent for the BNS Ownership Group

By: _____________________________________

Name:

Title:

DEUTSCHE BANK, AG, NEW YORK BRANCH, as a Committed Purchaser

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 8 to NPA

AMSTERDAM FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

ABN AMRO BANK N.V., as a Committed Purchaser and as the Managing Agent for the ABN Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 8 to NPA

DELAWARE FUNDING COMPANY, LLC, as a Conduit Purchaser

By:	JPMorgan Chase Bank, National Association, as attorney-in-fact for Delaware Funding Company, LLC

_____________________________________

Name:

Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as the Managing Agent for the JPMorgan Ownership Group

By: _____________________________________

Name:

Title:

Amendment No. 8 to NPA

STARBIRD FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH, as a Committed Purchaser and as the Managing Agent for the BNP Paribas Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 8 to NPA

Consented to as of the date first written above:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
    formerly known as Bankers Trust Company, a New
     York banking corporation, as Trustee, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

CREDIT SUISSE FIRST BOSTON ACTING
    THROUGH ITS NEW YORK BRANCH, as the
    Series 2000-1 Letter of Credit Provider

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

Amendment No. 8 to NPA

EXHIBIT A

SCHEDULE I

ADDRESSES FOR NOTICE

In the case of RCFC:

Rental Car Finance Corp.

5330 East 31st Street

Tulsa, Oklahoma 74135

Attention: Pamela S. Peck

Facsimile: (918) 669-2301

In the case of the Master Servicer:

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

Attention: Pamela S. Peck

Facsimile: (918) 669-2301

In the case of the Administrative Agent:

Dresdner Kleinwort Wasserstein Securities LLC

1301 Avenue of the Americas

New York, NY 10019

Attention: Will Aguiar

Facsimile: (212) 429-4879

In the case of the Conduit Purchasers:

Liberty Street Funding Corp.

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 1715

New York, NY 10036

Attention: Andrew L. Stidd

Facsimile: (212) 302-8767

With a copy to:

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, NY 10006

Attention: Richard Taiano

Facsimile: (212) 225-5290

Ex. A-1

Beethoven Funding Corporation

c/o Dresdner Bank AG, New York Branch

75 Wall Street

New York, New York 10005-2889

Attention: Will Aguiar

Facsimile: (212) 429-4879

With a copy to:

Global Securitization Services, LLC

114 West 47th Street, Suite 1715

New York, New York 10036

Attention: Andrew L. Stidd

Facsimile: (212) 302-8767

Amsterdam Funding Corporation

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 1715

New York, New York 10036

Attention: Andrew L. Stidd

Facsimile: (212) 302-8767

With a copy to:

ABN AMRO Bank N.V.

540 West Madison Street

Chicago, Illinois 60661

Attention: Geovanni Guerra

Facsimile: (312) 904-4350

Delaware Funding Company, LLC

4 New York Plaza, 6th Floor

New York, NY 10004

Attention: Conduit Administration

Facsimile: (212) 623-5980

Starbird Funding Corporation

c/o J.H. Management Corporation

One International Place, Room 3218

Boston, MA 02110-2916

Attention: Douglas Donaldson

Facsimile: (617) 951-7050

In the case of the Committed Purchasers and the Managing Agents:

Deutsche Bank, AG, New York Branch

Ex. A-2

60 Wall Street

New York, NY 10005

Attention: Fahir Han

Facsimile: (732) 578-3297

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: Norman Last

Facsimile: (212) 225-5274

With a copy to:

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, NY 10006

Attention: Richard Taiano

Facsimile: (212) 225-5290

Dresdner Bank AG

75 Wall Street

New York, New York 10005-2889

Attention: Asset Backed Finance

Facsimile: (212) 429-4780

ABN AMRO Bank N.V.

540 West Madison Street

Chicago, Illinois 60661

Attention:  Geovanni Guerra

Facsimile:  (312) 904-4350

JPMorgan Chase Bank, National Association

270 Park Avenue, 10th Floor

New York, NY 10022

Attention: Asset-Backed Securities

Facsimile: (212) 834-6562

BNP Paribas, acting through its New York Branch

787 Seventh Avenue, 8th Floor

New York, NY 10019

Attention: Brian Leach

Facsimile: (212) 841-2689

Ex. A-3

EXHIBIT B

SCHEDULE II

GROUP FUNDING LIMITS

Ownership Group	Group Funding Limit

BNS Ownership Group	125 million dollars ($125,000,000)

Dresdner Ownership Group	100 million dollars ($100,000,000)

ABN Ownership Group	50 million dollars ($50,000,000)

JPMorgan Ownership Group	50 million dollars ($50,000,000)

BNP Paribas Ownership Group	50 million dollars ($50,000,000)

Ex. B-1

EXHIBIT C

SCHEDULE III

PURCHASER PERCENTAGES

Managing Agent	Conduit Purchaser	Committed Purchaser	Purchaser Percentage

The Bank of	Liberty Street	The Bank of Nova Scotia	20%
Nova Scotia	Funding Corp.

Deutsche Bank, AG	13.333%

Dresdner Bank AG	Beethoven Funding	Dresdner Bank AG	26.667%
Corporation

ABN AMRO	Amsterdam Funding	ABN AMRO Bank N.V.	13.333%
Bank N.V.	Corporation

JPMorgan Chase	Delaware Funding	JPMorgan Chase Bank,	13.333%
Bank, National	Company, LLC	National Association

Association

BNP Paribas,	Starbird Funding	BNP Paribas	13.333%
New York Branch	Corporation

Ex. C-1